Exhibit 21

                         First Bancorp and Subsidiaries
                       List of Subsidiaries of Registrant

  Name of Subsidiary
    and Name under                                                                                   I.R.S. Employer
   Which Subsidiary                                                                                  Identification
  Transacts Business            State of Incorporation             Address of Subsidiary                 Number
-----------------------         ----------------------        -------------------------------        ---------------
                                                              341 North Main Street
First Bank (1)                      North Carolina            Troy, North Carolina 27371-0508          56-0132230

Montgomery Data                                               355 Bilhen Street
Services, Inc.                      North Carolina            Troy, North Carolina 27371-0627          56-1421914

First Bancorp Financial                                       341 North Main Street
Services, Inc.                      North Carolina            Troy, North Carolina 27371-0508          56-1597887

First Bancorp Capital                                         341 North Main Street
Trust I                             Delaware                  Troy, North Carolina 27371-0508          03-6099171

(1) First Bank wholly owns two subsidiaries 1) First Montgomery Financial Services Corporation, a Virginia corporation incorporated on November 2, 2001, located at 150 West Main Street, Wytheville, Virginia 24382 (I.R.S. Employer Identification Number 54-2061020) and 2) First Bank Insurance Services, Inc. a North Carolina corporation, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-1659931). First Montgomery Financial Services Corporation wholly owns one subsidiary - First Troy Realty Corporation, a North Carolina corporation incorporated on May 12, 1999, located at 341 North Main Street, Troy, North Carolina 27371-0508 (I.R.S. Employer Identification Number 56-2140094).